UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2010
Dolan Media Company
(Exact name of registrant as specified in its charter)

Delaware	001-33603	43-2004527

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 South Ninth Street, Suite 2300 Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (612) 317-9420
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On January 15, 2010, our Board of Directors elected Gary H. Stern as a Class I director. Mr. Stern’s term on our Board will expire at our 2011 annual meeting of stockholders. The Board has not appointed Mr. Stern to any of its committees as of the filing of this current report on Form 8-K and has made no decisions about which committee Mr. Stern may serve as a member.
Coincident with his election to our Board, the Board approved a grant of non-qualified stock options to Mr. Stern under the Company’s 2007 Incentive Compensation Plan. The number of shares underlying the option will be determined on the grant date and will be calculated based on the Black-Scholes value of $68,900. This is 200% of the estimated cash fees we would expect to pay Mr. Stern in the next twelve months. Consistent with our equity award guidelines, the grant date of Mr. Stern’s option will be the second trading day following the release of the company’s earnings for the year ended December 31, 2009. The exercise price will be the closing per share price for a share of our common stock on the grant date. These options, once granted, will vest in four annual installments beginning on the first anniversary of the grant date; provided that Mr. Stern continues to serve us as a director.
Mr. Stern, 65, served as the president and chief executive officer of the Federal Reserve Bank of Minneapolis from 1985 until his retirement in 2009. He joined the Federal Reserve Bank of Minneapolis as its senior vice president and director of research in 1982. Prior to 1982, he was a partner in a New York based consulting firm and also spent seven years at the Federal Reserve Bank of New York. He has also served on the faculties of Columbia University, Washington University and New York University.
Mr. Stern does not have a direct or indirect material interest in any transaction since January 1, 2009, or any currently proposed transaction, to which we are, or which we are to be, a party in which the amount involved exceeds $120,000, nor were there any arrangements or understandings between him and any other persons pursuant to which we elected him to our Board of Directors.
We have also filed a press release, announcing Mr. Stern’s election to our Board, a copy of which is attached as Exhibit 99.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description of Exhibits
99	Press Release of Company dated January 19, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLAN MEDIA COMPANY
By:	/s/ Vicki J. Duncomb
	Name:	Vicki J. Duncomb
Its: Vice President and Chief Financial Officer
Dated: January 19, 2010

Exhibit Index

Exhibit
Number	Description of Exhibits
99	Press Release of Company dated January 19, 2010